Exhibit 16.1

GRANT THORNTON LLP
Audit    Tax    Advisory
1301 International Parkway, Suite 300
Fort Lauderdale, FL 33323-2874

T. 954.768.9900
F. 954.768.9908

801 Brickell Avenue, Suite 2450
Miami, FL 33131-4944

T 305.341.8040
F 305.341.8099
www.GrantThornton.com

May 3, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Banyan Rail Services Inc.
File No. 1-9043

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Banyan Rail Services Inc. dated May 3, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP